Exhibit 5.2

[LETTERHEAD OF LATHAM & WATKINS LLP]

July 14, 2005

Arden Realty Limited Partnership
11601 Wilshire Boulevard
Fourth Floor
Los Angeles, California 90025

Re:	Registration Statement on Form S-8; $10,000,000 of Deferred Compensation Obligations

Ladies and Gentlemen:

          We have acted as special counsel to the Arden Realty Limited Partnership, a Maryland limited partnership (the “Partnership”), in connection with the proposed issuance of up to $10,000,000 of deferred compensation obligations of the Partnership (“Obligations”) under the Amended and Restated Arden Realty Limited Partnership Deferred Compensation Plan (the “Plan”) pursuant to a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on July 15, 2005 (File No. 333-) (the “Registration Statement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any prospectus with respect thereto, other than as to the validity of the Obligations.

          As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent we have relied upon the foregoing and upon certificates and other assurances of officers of Arden Realty, Inc., who, for purposes of this opinion and with your consent, we have assumed is and at all times since June 2002 has been the sole general partner of the Partnership (the “General Partner”), as to factual matters without having independently verified such factual matters.

          We are opining herein only as to the effect on the subject transaction of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including statutory law and reported decisional law thereunder, and the internal laws of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws. Our opinion set forth below is based upon our consideration of only those statutes, regulations and reported decisional law which in our experience are normally applicable to deferred compensation plans. Various issues pertaining to the authorization of the Plan by the Partnership and the authorization and determination of the terms of the Obligations are addressed in the opinion of Venable LLP, separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of that opinion are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

          We have assumed, for purposes of this opinion, that the Plan has been duly authorized by an action (the “Partnership Action”) adopted by the General Partner and that the General Partner will authorize and determine the terms of the Obligations pursuant to and in accordance with the Registration Statement, the Plan and the Partnership Action.

          Subject to the foregoing, it is our opinion that, as of the date hereof, upon the issuance of the Obligations in the manner contemplated by the Registration Statement and in accordance with the terms of the Plan as filed as an exhibit to the Registration Statement, such Obligations will be legally valid and binding obligations of the Partnership.

          The opinion expressed above is further subject to the following limitations, qualifications and exceptions:

          (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors;

          (b) the effect of general principles of equity including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law;

          (c) the effect of the laws of usury or other laws or equitable principles relating to or limiting the interest rate payable on indebtedness; and

          (d) certain rights, remedies and waivers contained in the Plan may be limited or rendered ineffective by applicable laws or judicial decisions, but such laws or judicial decisions do not render the Plan invalid or unenforceable as a whole.

          In addition, we express no opinion with respect to any obligations or liabilities of any other person or entity under the Plan. We further express no opinion with respect to the liabilities or obligations of the Partnership, or any other person or entity, under any trust or trust agreement entered into or that may be entered into in connection with the Plan, and we express no opinion with respect to the applicability to, or the effect on, any such trust or trust agreement of ERISA or any other laws.

          This opinion is for your benefit in connection with the Registration Statement and may be relied on by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LATHAM & WATKINS LLP